UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 16, 2010

ADVANCE DISPLAY TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

COLORADO	0-15224	84-0969445
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

42230 Zevo Drive	Temecula, California	92590
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(951) 795-4446

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement.

As previously disclosed in a Current Report on Form 8-K filed August 17, 2010, Lawrence F. DeGeorge, GSLD Holdings, Inc., the Estate of Gene W. Schneider, and Mark L. Schneider (collectively, the “Filing Persons”) filed a Transaction Statement (the “Schedule 13E-3”) under Section 13(e) of the Securities Exchange Act of 1934 (the “Exchange Act”) with the Securities and Exchange Commission (the “Commission”) on August 16, 2010.  The Schedule 13E-3 was subsequently amended on August 16, 2010 and September 14, 2010. In the Schedule 13E-3, including the amendments thereto, the Filing Persons disclosed that they, as a group of stockholders controlling approximately 90% of the outstanding shares of Advance Display Technology, Inc. (“ADTI”), intended to cause ADTI to merge with GSLD Holdings, Inc., a newly formed Colorado corporation (“Holdings”), in order to enable ADTI to terminate its registration under Section 12(g) of the Exchange Act, subject to applicable law, required approvals and authorizations (the “Merger”).

In order to effect the Merger, on September 16, 2010, ADTI and the Filing Persons  entered into an Agreement and Plan of Merger (the “Agreement”) which will become effective as of September 23, 2010 at 5:00 p.m. Eastern Standard Time (the “Effective Time”).  At the Effective Time, Holdings shall merge with and into ADTI (in such capacity, the “Surviving Corporation”) pursuant to the Colorado “short-form” merger statute.  Under the Agreement, each share of issued and outstanding common stock of ADTI shall be converted into the right to receive shares of common stock in the Surviving Corporation and each share of issued and outstanding Series D convertible preferred stock of ADTI (together with the common stock of ADTI, the “ADTI Stock”) shall be converted into the right to receive shares of Series D convertible preferred stock in the Surviving Corporation, each at a conversion ratio of one thousand five hundred (1,500) shares of ADTI Stock for every one (1) share of Surviving Corporation.  No fractional  shares will be issued.  Instead, holders who would otherwise be entitled to receive fractional shares will receive an amount in cash, without interest, equal to two cents (US$0.02) per share; however, all stockholders who are entitled to receive cash for their shares of ADTI Stock will receive at least one dollar (US$1.00).  The Agreement was filed with the Secretary of State of Colorado with instructions to effectuate the Merger at the Effective Time.

The forgoing description of the terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to the actual text of the document, which is attached hereto as Exhibit 99.1.

Item 9.01         Financial Statements and Exhibits.

  (d)  Exhibits.

Exhibit No.	Description of Exhibit

99.1	Agreement and Plan of Merger, dated September 16, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2010	ADVANCE DISPLAY TECHNOLOGIES, INC.

	By:	/s/ James P. Martindale
James P. Martindale, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Agreement and Plan of Merger, dated September 16, 2010